Exhibit 1.01

SPX Corporation
Conflict Minerals Report
Reporting Period: January 1, 2018 – December 31, 2018

This Conflict Minerals Report (this “Report”) of SPX Corporation (“SPX,” “Company,” “we,” “us,” or “our”) for the reporting period from January 1, 2018 to December 31, 2018 (the “Reporting Period”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended.

Forward-looking statements contained in this Report are made based on events and circumstances known by us at the time of release and, as such, are inherently subject to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation, or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s business, products, compliance efforts, and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties, and assumptions, including, among other matters, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, and our ability to identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Forms 10-Q filed with the Securities and Exchange Commission (“SEC”). The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

Under SEC regulations, if any “conflict minerals” (as defined below) are necessary to the functionality or production of a product manufactured by the Company or contracted by the Company to be manufactured, the Company must conduct in good faith a reasonable country of origin inquiry (“RCOI”) regarding those “conflict minerals” that is reasonably designed to determine whether any of the “conflict minerals” originated in the Covered Countries (as defined below) or are from recycled or scrap sources. Form SD defines “conflict minerals” as (i) columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are currently limited to tantalum, tin, and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Form SD, (collectively, the “Covered Countries”).

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products. As required by SEC’s conflict minerals rule, the Company has conducted a good faith RCOI regarding conflict minerals included in the Company’s products during the Reporting Period to determine whether any such conflict minerals originated in the Covered Countries and/or whether any of the conflict minerals were from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence within the meaning of the SEC’s conflict minerals rule. The results of SPX’s RCOI, as well as the Company’s additional due diligence regarding the sources of conflict minerals, are contained in this Report.

This Report is publically available on our website at www.spx.com. The content on, or accessible through, our website or any website referred to in this Report is not, and shall not be deemed to be, part of this Report or incorporated into this or any other filings SPX makes with the SEC unless expressly noted.

Company Overview and Product Description

SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2018 and approximately 4,000 employees in 17 countries.

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “products”). Certain of the products contain materials or components that use metallic forms of tin, tantalum, tungsten, and/or gold (“subject minerals”). For the Reporting Period, the Company reasonably determined that the following product groups contain subject minerals:

•	Dry cooling systems;

•	Evaporative and hybrid cooling systems;

•	Rotating and stationary heat exchangers; pollution control systems;

•	Boilers;

•	Heating and ventilation products;

•	Power transformers;

•	Spectrum monitoring and signal monitoring systems;

•	Specialty lighting;

•	Fare collection systems;

•	Portable cable and pipe locators; and

•	Pipeline inspection and rehabilitation equipment.

The due diligence efforts noted below were undertaken on the products manufactured by us in the Reporting Period.

Reasonable Country of Origin Inquiry

SPX conducted a good faith RCOI regarding the potential inclusion of conflict minerals in the products during the Reporting Period. There is significant overlap between the Company’s RCOI efforts and the due diligence measures performed. Although some of our products contain subject minerals, we typically do not purchase raw materials directly from mines, smelters, or refiners and we are many steps removed in the supply chain from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Accordingly, we rely on direct suppliers in the supply chain between us and the original sources of raw materials to provide information regarding the origin of any conflict minerals that may be included in the products.

We have taken steps to identify the applicable smelters and refiners of such subject minerals metals in our supply chain. However, as a downstream purchaser of components and materials that contain subject minerals, our RCOI and due diligence measures can provide only reasonable - not absolute - assurance regarding the source and chain of custody of the conflict minerals. The Company’s RCOI and due diligence processes are based on the necessity of seeking data from direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the subject minerals contained in components and materials supplied to us. Another complicating factor is the unavailability of country of origin and chain of custody information from direct suppliers on a continuous, real-time basis. The Company’s available sources of information may yield inaccurate or incomplete information and may be subject to fraud.

The Company began its RCOI by identifying product families and commodities that may contain subject minerals. Using information derived from the Company’s procurement systems, supplemented by information supplied by personnel in the Company’s business units supply chain, SPX identified direct suppliers of components and materials that may contain subject minerals. We requested that each of these identified direct suppliers complete a survey utilizing the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”). This survey, among other things, solicited information regarding the location and identity of smelters and refiners. We utilized a database to track survey progress and responses, and from the database we were able to identify direct suppliers that failed to provide the requested information and redistributed surveys to those who did not respond. In addition, we collaborated with our direct suppliers to review responses to the surveys when clarification was warranted.

Using the information collected from the surveys completed by these direct suppliers, we determined the products that contained one or more of the subject minerals. Upon conclusion of the RCOI, the origin of these subject minerals could not be definitively determined. As such, we proceeded to exercise due diligence.

Due Diligence Framework and Measures

We designed our due diligence framework to materially conform to applicable portions of the [OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en] (“OECD Guidelines”).

In accordance with applicable portions of the OECD Guidance for downstream companies such as the Company, the due diligence measures we performed include, but are not limited to, the following:

•	Reporting to senior management regarding the structure of our conflict minerals program.

•	Reporting to senior management on direct suppliers’ responses to our conflict minerals information requests.

•	Communicating our policy on conflict minerals to direct suppliers.

•	Communicating the commitments and requirements expected of our direct suppliers, supported by, when appropriate, email and phone dialogues.

•	Comparing smelters and refiners identified by our direct suppliers to the RMI lists of validated conflict free and verified facilities and conducting independent research.

•
Including contractual terms and conditions regarding procurement practices that encourage our direct suppliers to purchase raw materials from smelters / refiners which have achieved a compliant designation by the RMI’s Responsible Minerals Assurance Process (“RMAP”) or have an audit program with which RMI has mutual recognition.

•
Consideration of developing a risk mitigation plan that allows for continued trade with a supplier as appropriate through the supplier’s risk mitigation efforts and evaluating the business relationship with suppliers that do not address the risks.

Due Diligence Results

We utilized the Conflict Minerals Reporting Template included in the RMI to solicit our relevant direct suppliers to gather detailed information regarding the existence of subject minerals in materials or components sold to us, as well as the origin and chain of custody of the subject minerals. To date information received from such direct suppliers was inconclusive in indicating that subject minerals in our supply chain directly or indirectly financed or benefitted armed groups in the Covered Countries; even so, based on the information provided by these suppliers and our own due diligence efforts for the Reporting Period, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of subject minerals in the products. Some suppliers disclosed to us that scrap/recycled sources of subject minerals were identified in their supply chains and did not require due diligence.

Based on the information provided by these suppliers and information available from RMI, SPX believes the smelters and refiners and the countries of origin of subject minerals processed by these smelters and refiners that may have been used to produce subject minerals used in the products include those listed on Annexes A and B.

In addition, based on our due diligence certain potential smelters/refiners listed by our direct suppliers were omitted from this Report because the verification status for the smelter/refiner was inconclusive for a variety of reasons. These reasons include, without limitation, that a direct supplier listed the smelter/refiner for processing a metal the smelter/refiner it is not known to process; that RMI determined the smelter/refiner no longer meets the definition of a smelter or refiner; that RMI determined the company listed as a smelter/refiner does not smelt or refine, or exclusively recycles subject minerals; that RMI has retired the parent or group level smelter/refiner; that RMI determined the smelter/refiner does not meets the definition of a smelter/refiner; or otherwise our due diligence was inconclusive with regard to the entity.

Additional Due Diligence and Risk Mitigation

SPX intends to continue to evaluate its due diligence program, and, in particular, intends to periodically review the criteria used to select suppliers for solicitation. We expect to continue to engage with our direct suppliers so that they more closely comply with SPX’s conflict minerals policy and are able to track the sourcing of conflict minerals with greater precision. To that end, the Company expects to continue outreach efforts among the direct supplier base, particularly with respect to direct suppliers that have not previously conducted business with the Company and with respect to direct suppliers that are unable to provide greater transparency as to their own sourcing practices.

Independent Audit Report

Consistent with Rule 13p-1 and the SEC’s April 29, 2014 statement* relating to Rule 13p-1, this Report is not required to be accompanied by an independent private sector audit.

* Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, Keith F. Higgins, Director, SEC Division of Corporation Finance, April 29, 2014.

Annexes

The information in the below tables, Annexes A and B, have been gathered and transmitted through multiple levels of our supply chain, and there is a risk that it is not accurate or current. In most cases, direct suppliers provided smelter and/or refiner information and therefore any country of origin data related to such smelter and/or refiner for their entire supply chain without identifying which smelters and/or refiners may have contributed conflict minerals to components and materials actually supplied to us. Accordingly, we cannot verify that any of the smelters and/or refiners or country of origin data shown in these tables actually were part of our supply chain. The presence of a smelter or refiner in this table does not necessarily mean that conflict minerals processed at that smelter or refiner were used in any components and materials supplied to us or in any SPX Corporation products.

Annex A

Below is a list of the smelters / refiners collected as a result of our due diligence activities:

Subject Mineral	Name of Smelter / Refiner†	Status*
Gold	Matsuda Sangyo Co., Ltd.	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	RJC, RMAP
Gold	Singway Technology Co., Ltd.	RMAP
Gold	8853 S.p.A.	RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, RMAP
Gold	Solar Applied Materials Technology Corp.	LBMA, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	Not Certified
Gold	Advanced Chemical Company	RMAP
Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	RJC, RMAP
Gold	Metalor Technologies S.A.	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	LBMA, RJC, RMAP
Gold	Asahi Refining Canada Ltd.	LBMA, RMAP
Gold	Aida Chemical Industries Co., Ltd.	RMAP
Gold	Geib Refining Corporation	RMAP
Gold	Degussa Sonne / Mond Goldhandel GmbH	Not Certified
Gold	L'Orfebre S.A.	RMAP
Gold	Al Etihad Gold Refinery DMCC	RMAP
Gold	Morris and Watson Gold Coast	Not Certified
Gold	Pease & Curren	Not Certified
Gold	SAAMP	RJC, RMAP
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, RJC, RMAP
Gold	Tony Goetz NV	Not Certified
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP
Gold	Sudan Gold Refinery	Not Certified
Gold	Mitsubishi Materials Corporation	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, RMAP

Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP
Gold	Morris and Watson	Not Certified
Gold	Moscow Special Alloys Processing Plant	LBMA, RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP
Gold	Guangdong Jinding Gold Limited	Not Certified
Gold	T.C.A S.p.A	LBMA, RMAP
Gold	African Gold Refinery	Not Certified
Gold	Argor-Heraeus S.A.	LBMA, RMAP
Gold	Asahi Pretec Corp.	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	RMAP
Gold	Bangalore Refinery	RMAP - Active
Gold	Navoi Mining and Metallurgical Combinat	Not Certified
Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Not Certified
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	Not Certified
Gold	Aurubis AG	LBMA, RMAP
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Not Certified
Gold	Nihon Material Co., Ltd.	LBMA, RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Not Certified
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Not Certified
Gold	DS PRETECH Co., Ltd.	RMAP
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, RMAP
Gold	International Precious Metal Refiners	Not Certified
Gold	QG Refining, LLC	Not Certified
Gold	HeeSung Metal Ltd.	RMAP
Gold	Heimerle + Meule GmbH	LBMA, RMAP
Gold	Planta Recuperadora de Metales SpA	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP
Gold	Boliden AB	LBMA, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	LBMA, RMAP
Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Not Certified
Gold	TOO Tau-Ken-Altyn	Not Certified
Gold	Torecom	RMAP
Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP
Gold	OJSC Novosibirsk Refinery	LBMA, RMAP
Gold	Caridad	Not Certified
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	LBMA, RMAP
Gold	CCR Refinery - Glencore Canada Corporation	LBMA, RMAP
Gold	Cendres + Metaux S.A.	RMAP
Gold	Umicore Brasil Ltda.	LBMA, RMAP
Gold	Umicore Precious Metals Thailand	RJC, RMAP

Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	Not Certified
Gold	PAMP S.A.	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	RMAP
Gold	Penglai Penggang Gold Industry Co., Ltd.	Not Certified
Gold	HwaSeong CJ CO., LTD.	Not Certified
Gold	Chimet S.p.A.	LBMA, RMAP
Gold	Valcambi S.A.	LBMA, RJC, RMAP
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	LBMA, RMAP
Gold	Chugai Mining	RMAP - Active
Gold	PT Aneka Tambang (Persero) Tbk	LBMA, RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	LBMA, RMAP
Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, RMAP
Gold	Istanbul Gold Refinery	LBMA, RMAP
Gold	Italpreziosi	RJC, RMAP
Gold	WIELAND Edelmetalle GmbH	RMAP
Gold	Japan Mint	LBMA, RMAP
Gold	Dijllah Gold Refinery FZC	Not Certified
Gold	Jiangxi Copper Co., Ltd.	LBMA, RMAP
Gold	Daejin Indus Co., Ltd.	RMAP
Gold	PX Precinox S.A.	LBMA, RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	Not Certified
Gold	Yamakin Co., Ltd.	RMAP
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Not Certified
Gold	Rand Refinery (Pty) Ltd.	LBMA, RMAP
Gold	NH Recytech Company	RMAP - Active
Gold	DSC (Do Sung Corporation)	RMAP
Gold	Asahi Refining USA Inc.	LBMA, RMAP
Gold	DODUCO Contacts and Refining GmbH	RMAP
Gold	Yokohama Metal Co., Ltd.	RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Not Certified
Gold	JSC Uralelectromed	LBMA, RMAP
Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, RMAP
Gold	AU Traders and Refiners	RJC, RMAP
Gold	Kaloti Precious Metals	Not Certified
Gold	Yunnan Copper Industry Co., Ltd.	Not Certified
Gold	Kazakhmys Smelting LLC	Not Certified
Gold	Kazzinc	LBMA, RMAP
Gold	Royal Canadian Mint	LBMA, RMAP
Gold	REMONDIS PMR B.V.	RMAP
Gold	Sai Refinery	Not Certified
Gold	Universal Precious Metals Refining Zambia	Not Certified
Gold	Sabin Metal Corp.	Not Certified
Gold	Modeltech Sdn Bhd	Not Certified
Gold	Safimet S.p.A	RMAP

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Not Certified
Gold	SAFINA A.S.	Not Certified
Gold	Kennecott Utah Copper LLC	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP - Active
Gold	Dowa	RMAP
Gold	Samduck Precious Metals	RMAP
Gold	SAMWON METALS Corp.	Not Certified
Gold	Kojima Chemicals Co., Ltd.	RMAP
Gold	Abington Reldan Metals, LLC	Not Certified
Gold	Korea Zinc Co., Ltd.	RMAP
Gold	Shandong Humon Smelting Co., Ltd.	Not Certified
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP
Gold	SAXONIA Edelmetalle GmbH	RMAP
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	LBMA, RMAP
Gold	Eco-System Recycling Co., Ltd.	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	LBMA, RMAP
Gold	Kyrgyzaltyn JSC	LBMA, RMAP
Gold	L'azurde Company For Jewelry	Not Certified
Gold	Emirates Gold DMCC	LBMA, RMAP
Gold	SungEel HiMetal Co., Ltd.	RMAP
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Not Certified
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP
Gold	Lingbao Gold Co., Ltd.	Not Certified
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Not Certified
Gold	LS-NIKKO Copper Inc.	LBMA, RMAP
Gold	Fidelity Printers and Refiners Ltd.	Not Certified
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Not Certified
Gold	State Research Institute Center for Physical Sciences and Technology	Not Certified
Gold	Marsam Metals	RMAP
Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, RMAP
Gold	Fujairah Gold FZC	Not Certified
Gold	Materion	RMAP
Tantalum	Solikamsk Magnesium Works OAO	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	RMAP
Tantalum	Mineracao Taboca S.A.	RMAP
Tantalum	Global Advanced Metals Aizu	RMAP
Tantalum	Global Advanced Metals Boyertown	RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP
Tantalum	NPM Silmet AS	RMAP
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	RMAP
Tantalum	Asaka Riken Co., Ltd.	RMAP
Tantalum	H.C. Starck Co., Ltd.	RMAP
Tantalum	H.C. Starck Tantalum and Niobium GmbH	RMAP
Tantalum	H.C. Starck Hermsdorf GmbH	RMAP
Tantalum	H.C. Starck Inc.	RMAP

Tantalum	H.C. Starck Ltd.	RMAP
Tantalum	H.C. Starck Smelting GmbH & Co. KG	RMAP
Tantalum	Telex Metals	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP
Tantalum	Ulba Metallurgical Plant JSC	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	RMAP
Tantalum	Power Resources Ltd.	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	RMAP
Tantalum	D Block Metals, LLC	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	RMAP
Tantalum	QuantumClean	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP
Tantalum	Resind Industria e Comercio Ltda.	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP
Tantalum	KEMET Blue Metals	RMAP
Tantalum	Kemet Blue Powder	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP
Tantalum	Taki Chemical Co., Ltd.	RMAP
Tantalum	Exotech Inc.	RMAP
Tantalum	F&X Electro-Materials Ltd.	RMAP
Tantalum	LSM Brasil S.A.	RMAP
Tantalum	FIR Metals & Resource Ltd.	RMAP
Tantalum	Jiujiang Janny New Material Co., Ltd.	RMAP
Tin	Melt Metais e Ligas S.A.	RMAP
Tin	Soft Metais Ltda.	RMAP
Tin	Metallic Resources, Inc.	RMAP
Tin	Metallo Belgium N.V.	RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP
Tin	CV Dua Sekawan	RMAP
Tin	PT Rajehan Ariq	RMAP
Tin	Gejiu Fengming Metallurgy Chemical Plant	RMAP
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	Not Certified
Tin	Gejiu Kai Meng Industry and Trade LLC	RMAP
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	RMAP
Tin	PT Kijang Jaya Mandiri	RMAP
Tin	Mineracao Taboca S.A.	RMAP
Tin	Minsur	RMAP
Tin	Alpha	RMAP
Tin	Mitsubishi Materials Corporation	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	Not Certified
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP

Tin	Jiangxi New Nanshan Technology Ltd.	RMAP
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Not Certified
Tin	Thaisarco	RMAP
Tin	PT Bangka Serumpun	RMAP
Tin	Pongpipat Company Limited	Not Certified
Tin	Tin Technology & Refining	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	RMAP - Active
Tin	PT Rajawali Rimba Perkasa	RMAP - Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Not Certified
Tin	Operaciones Metalurgical S.A.	RMAP
Tin	Huichang Jinshunda Tin Co., Ltd.	RMAP
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	RMAP
Tin	China Tin Group Co., Ltd.	RMAP
Tin	PT Aries Kencana Sejahtera	RMAP
Tin	PT Artha Cipta Langgeng	RMAP
Tin	PT ATD Makmur Mandiri Jaya	RMAP
Tin	Gejiu Jinye Mineral Company	RMAP
Tin	PT Babel Inti Perkasa	RMAP
Tin	PT Babel Surya Alam Lestari	RMAP
Tin	PT Bangka Prima Tin	RMAP
Tin	PT Bangka Tin Industry	RMAP
Tin	PT Belitung Industri Sejahtera	RMAP
Tin	PT Bukit Timah	RMAP
Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP
Tin	PT DS Jaya Abadi	RMAP
Tin	PT Inti Stania Prima	RMAP
Tin	PT Karimun Mining	RMAP
Tin	PT Mitra Stania Prima	RMAP
Tin	PT Panca Mega Persada	RMAP
Tin	CV Ayi Jaya	RMAP
Tin	PT Prima Timah Utama	RMAP
Tin	CV Gita Pesona	RMAP
Tin	PT Refined Bangka Tin	RMAP
Tin	PT Sariwiguna Binasentosa	RMAP
Tin	PT Premium Tin Indonesia	RMAP
Tin	CV United Smelting	RMAP
Tin	CV Venus Inti Perkasa	RMAP
Tin	PT Stanindo Inti Perkasa	RMAP
Tin	PT Sukses Inti Makmur	RMAP
Tin	PT Sumber Jaya Indah	RMAP
Tin	PT Timah (Persero) Tbk Mentok	RMAP
Tin	PT Timah (Persero) Tbk Kundur	RMAP
Tin	PT Tinindo Inter Nusa	RMAP
Tin	PT Tirus Putra Mandiri	RMAP

Tin	PT Tommy Utama	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP
Tin	Resind Industria e Comercio Ltda.	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	RMAP
Tin	Yunnan Tin Company Limited	RMAP
Tin	Rui Da Hung	RMAP
Tin	Modeltech Sdn Bhd	RMAP
Tin	Dowa	RMAP
Tin	PT Menara Cipta Mulia	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Not Certified
Tin	Super Ligas	Not Certified
Tin	Metallo Spain S.L.U.	RMAP
Tin	EM Vinto	RMAP
Tin	Estanho de Rondonia S.A.	Not Certified
Tin	Fenix Metals	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	RMAP
Tin	Malaysia Smelting Corporation (MSC)	RMAP
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	RMAP
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	RMAP
Tungsten	ACL Metais Eireli	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP
Tungsten	Moliren Ltd.	RMAP
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	RMAP
Tungsten	Woltech Korea Co., Ltd.	RMAP
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	RMAP
Tungsten	Global Tungsten & Powders Corp.	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP
Tungsten	H.C. Starck Tungsten GmbH	RMAP
Tungsten	Niagara Refining LLC	RMAP
Tungsten	H.C. Starck Smelting GmbH & Co. KG	RMAP
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	RMAP
Tungsten	Masan Tungsten Chemical LLC (MTC)	RMAP
Tungsten	Hunan Chenzhou Mining Co., Ltd.	RMAP
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	RMAP
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	RMAP
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	RMAP
Tungsten	Hydrometallurg, JSC	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	RMAP - Active
Tungsten	Japan New Metals Co., Ltd.	RMAP
Tungsten	Wolfram Bergbau und Hutten AG	RMAP

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Not Certified
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Not Certified
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	RMAP
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP
Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP
Tungsten	Kennametal Fallon	RMAP
Tungsten	Kennametal Huntsville	RMAP
Tungsten	Unecha Refractory Metals Plant	RMAP
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP

† Smelter or refiner names as reported by Responsible Minerals Initiative as of March 28, 2019.

* Status defined as follows:

1.	Responsible Minerals Assurance Process: Responsible Minerals Initiative

•	RMAP: Smelter/refiner has an active certification or is in the process of renewing certification.

•	RMAP-Active: Smelter/refiner is actively moving through certification process.

•	TICMC-Progressing: Tungsten smelters/refiners that have committed to obtain a RMAP certification within two years of membership with the Tungsten Industry-Conflict Minerals Committee.

2.	Responsible Gold Certificate: London Bullion Market Association

•	LBMA: Smelter/refiner has obtained a Responsible Gold Certification.

3.	Chain of Custody Certificate: Responsible Jewelry Council

•	RJC: Smelter/refiner has obtained a Chain-of-Custody Certification.

Annex B

Below is a list of the mineral country of origin information collected as a result of our due diligence activities:

Gold	Tantalum	Tin	Tungsten
Argentina	Angola	Angola	Argentina
Armenia	Argentina	Argentina	Australia
Australia	Australia	Armenia	Austria
Austria	Austria	Australia	Belgium
Belgium	Belarus	Austria	Bolivia
Bermuda	Belgium	Belgium	Brazil
Bolivia	Bolivia	Bolivia	Burundi
Brazil	Brazil	Brazil	Cambodia
Burundi	Burundi	Burundi	Canada
Cambodia	Cambodia	Cambodia	Chile
Canada	Canada	Canada	China
Chile	Central African Republic	Central African Republic	Colombia
China	Chile	Chile	Czech Republic

Colombia	China	China	Djibouti
Congo (Brazzaville)	Colombia	Colombia	DRC- Congo (Kinshasa)
Czech Republic	Congo (Brazzaville)	Congo (Brazzaville)	Ecuador
Djibouti	Czech Republic	Czech Republic	Egypt
DRC- Congo (Kinshasa)	Djibouti	Djibouti	Estonia
Ecuador	DRC- Congo (Kinshasa)	DRC- Congo (Kinshasa)	Ethiopia
Egypt	Ecuador	Ecuador	France
Estonia	Egypt	Egypt	Germany
Ethiopia	Estonia	Estonia	Guinea
Finland	Ethiopia	Ethiopia	Guyana
France	France	France	Hungary
Germany	Germany	Germany	India
Ghana	Ghana	Guyana	Indonesia
Guinea	Guinea	Hong Kong	Ireland
Guyana	Guyana	Hungary	Israel
Hong Kong	Hungary	India	Ivory Coast
Hungary	India	Indonesia	Japan
India	Indonesia	Ireland	Kazakhstan
Indonesia	Ireland	Israel	Korea, Republic of
Ireland	Israel	Ivory Coast	Laos
Israel	Italy	Japan	Luxembourg
Italy	Ivory Coast	Jersey	Madagascar
Ivory Coast	Japan	Kazakhstan	Malaysia
Japan	Jersey	Kenya	Mexico
Jersey	Kazakhstan	Korea, Republic of	Mongolia
Kazakhstan	Kenya	Kyrgyzstan	Mozambique
Korea, Republic of	Korea, Republic of	Laos	Myanmar
Kyrgyzstan	Laos	Luxembourg	Namibia
Laos	Luxembourg	Madagascar	Netherlands
Luxembourg	Madagascar	Malaysia	Niger
Madagascar	Malaysia	Mexico	Nigeria
Malaysia	Mali	Mongolia	Papua New Guinea
Mali	Mexico	Morocco	Peru
Mexico	Mongolia	Mozambique	Philippines
Mongolia	Mozambique	Myanmar	Portugal
Mozambique	Myanmar	Namibia	Recycle/Scrap
Myanmar	Namibia	Netherlands	Russian Federation
Namibia	Netherlands	Niger	Rwanda
Netherlands	Niger	Nigeria	Sierra Leone
New Zealand	Nigeria	Papua New Guinea	Singapore
Niger	Peru	Peru	Slovakia
Nigeria	Philippines	Philippines	South Africa
Papua New Guinea	Poland	Poland	Spain
Peru	Portugal	Portugal	Suriname
Philippines	Recycle/Scrap	Recycle/Scrap	Switzerland
Poland	Russian Federation	Russian Federation	Taiwan

Portugal	Rwanda	Rwanda	Thailand
Recycle/Scrap	Sierra Leone	Sierra Leone	United Kingdom
Russian Federation	Singapore	Singapore	United States
Rwanda	Slovakia	Slovakia	Viet Nam
Saudi Arabia	South Africa	South Africa	Zimbabwe
Sierra Leone	South Sudan	South Sudan
Singapore	Spain	Spain
Slovakia	Suriname	Suriname
South Africa	Switzerland	Sweden
Spain	Taiwan	Switzerland
Suriname	Tanzania	Taiwan
Sweden	Thailand	Tanzania
Switzerland	Uganda	Thailand
Taiwan	United Kingdom	Turkey
Tajikistan	United States	Uganda
Tanzania	Viet Nam	United Kingdom
Thailand	Zambia	United States
Turkey	Zimbabwe	Uzbekistan
United Arab Emirates		Viet Nam
United Kingdom		Zambia
United States		Zimbabwe
Uzbekistan
Viet Nam
Zambia
Zimbabwe